UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2006

CYBEX INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

New York	0-4538	11-1731581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Trotter Drive, Medway, Massachusetts	02053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 533-4300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry Into a Material Definitive Agreement

On August 22, 2006, Cybex International, Inc. (“Cybex” or the “Company”) entered into (1) the Industrial Building Lease (Build-To-Suit/Triple Net) (the “Lease”) with First Industrial Development Services, Inc. (“First Industrial”), (2) the Agreement of Purchase and Sale (the “Purchase Agreement”) with First Industrial, (3) the Tri-Party Agreement (the “Tri-Party Agreement”) with First Industrial and the City of Owatonna, Minnesota (the “City of Owatonna”), and (4) the Business Subsidy Agreement with the City of Owatonna (the “Subsidy Agreement”). There are no material relationships between Cybex or its affiliates and any of the parties to these agreements, other than in respect of the agreements.

Pursuant to the Lease, First Industrial has agreed to construct to the Company’s specifications an approximate 340,000 square feet manufacturing, office and warehouse facility located on land being acquired from the City of Owatonna (the “Premises”). While the Lease provides for the long-term lease of the Premises to the Company, the Lease also contains an option (the “Purchase Option”) providing to Cybex the right to purchase the Premises in accordance with the terms of the Purchase Agreement; Cybex exercised the Purchase Option simultaneous with the execution and delivery of the Lease. The purchase price for the Premises under the Purchase Option is $14,275,000, subject to adjustment. The closing of the purchase and sale of the Premises is subject to standard conditions and will occur upon substantial completion (as defined) of the improvements, scheduled for June 1, 2007, subject to extension (the “Targeted Completion Date”). If First Industrial does not substantially complete the improvements within thirty (30) days following the Targeted Completion Date, the Company will be entitled to per diem fees, as specified in the Lease.

The City of Owatonna has provided to First Industrial, pursuant to a separate development agreement between First Industrial and the City of Owatonna, certain incentives with respect to this project, which will be assigned to the Company upon closing of the purchase and sale of the Premises. Pursuant to the Tri-Party Agreement, among other things the Company commits to City of Owatonna that it will satisfy certain tax and other payments and the City of Owatonna grants to the Company a right of first refusal to the Premises if the City of Owatonna re-acquires the Premises from First Industrial. Pursuant to the Subsidy Agreement, Cybex among other things agrees to occupy the Premises for at least five years and further commits to create and maintain employment at the facility at current levels plus at least one full time equivalent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 22, 2006	CYBEX INTERNATIONAL, INC.
(Registrant)

	By:	/s/ John Aglialoro
	Name:	John Aglialoro
	Title:	Chief Executive Officer